Putnam RetirementReady 2015 Fund
1/31/05 Semi-Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	152
Class B   *
Class C   *

72DD2 (000s omitted)

Class M	*
Class R	*
Class Y	289

74U1 (000s omitted)

Class A	616
Class B	*
Class C	*

74U2 (000s omitted)

Class M	1
Class R	*
Class Y	1230

* Represents less than (000s omitted)

74V1

Class A	64.65
Class B	63.93
Class C	63.90

74V2

Class M	63.95
Class R	64.01
Class Y	64.77